UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

VERU INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VERU INC.

48 NW 25th Street, Suite 102

Miami, FL 33127

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 24, 2020

EXPLANATORY NOTE

This proxy statement supplement is being filed to amend the definitive proxy statement of Veru Inc. (the “Company”) for its 2020 Annual Meeting of Shareholders (the “Annual Meeting”), which was filed with the Securities and Exchange Commission on January 28, 2020 (the “Proxy Statement”), in order to supplement the discussion of Proposal 4 in the Proxy Statement. This supplement is being filed with the SEC and is being made available to shareholders on or about February 11, 2020.

Proposal 4 in the Proxy Statement is a proposal to approve an amendment to the Company’s 2018 Equity Incentive Plan to (a) increase the number of shares that may be issued thereunder by 5,000,000 and (b) increase the maximum number of awards to an outside director in any fiscal year from 55,000 shares to 100,000 shares. Proposal 4 included a summary description of the 2018 Equity Incentive Plan, including the classes of persons who will be eligible to participate in the 2018 Equity Incentive Plan and the basis of such participation (the “Summary”). We are supplementing the Summary to provide information regarding the approximate number of persons eligible to participate in the 2018 Equity Incentive Plan and the market price of the Company’s common stock as of the latest practicable date. While we are providing such information in this supplement, we do not believe this information is material in any respect as to any shareholder’s decision as to whether to vote for or against Proposal 4. All other items of the Proxy Statement are unchanged.

SUPPLEMENT TO PROPOSAL 4 –

APPROVAL OF AMENDMENT TO 2018 EQUITY INCENTIVE PLAN

The Summary is hereby supplemented to add the following information to the section titled “Description of the 2018 Equity Incentive Plan-Eligible Participants”:

As of January 28, 2020, we had approximately 390 employees (including officers) and three non-employee directors of the Company and its subsidiaries that would be eligible to participate in the 2018 Equity Incentive Plan. Our consultants are also eligible to participate in the 2018 Equity Incentive Plan. The number of our consultants generally fluctuates, but as of January 28, 2020, there were less than 15 consultants of the Company and its subsidiaries that would be eligible to participate in the 2018 Equity Incentive Plan. We have not made any awards to consultants under the 2018 Equity Incentive Plan and have no current plans to make any future awards to consultants under the 2018 Equity Inventive Plan. Determination of awards under the Plan will be made by the Compensation Committee based on factors such as the recipient’s contributions to the Company, longevity of service, and retention incentives. Information about the number and roles of employees may also be found in our Annual Report on Form 10-K filed on December 12, 2019, copies of which were distributed to shareholders with this Proxy Statement.

The Summary is hereby supplemented to add the following information to the section titled “Available Shares”:

The Common Stock (which is the security that underlies grants of awards under the 2018 Equity Incentive Plan) is listed on the NASDAQ Capital Market under the symbol “VERU.” On January 28, 2020, the last reported sale price of the Common Stock was $3.33 per share.

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Except as described in this supplement, none of the items or information presented in the Proxy Statement is affected by this supplement. This supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains important additional information. We encourage you to carefully read this supplement together with the Proxy Statement.

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the proxy card or voting instruction card previously mailed to you. If you have already returned your proxy or voting instruction card or voted by telephone or via Internet, you do not need to take any action unless you wish to change your vote.

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